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                                                                    EXHIBIT 10.2

                   AMENDMENT TO PARTICIPANTS SUPPORT AGREEMENT


         This Amendment to Participants Support Agreement (this "Amendment") is made and entered into as of April 1, 1999, by and between Sun Communities Operating Limited Partnership, a Michigan limited partnership ("Sun") and Bingham Financial Services Corporation, a Michigan corporation (the "Company").

                                    RECITALS

         A. Sun Communities, Inc., a Maryland corporation, and the Company entered into a Participants Support Agreement on the 30th day of September 1997 to be effective as of July 1, 1997 (the "Agreement").

         B. Sun Communities, Inc. assigned all of its right, title and interest in and to the Agreement to Sun pursuant to an Assignment and Assumption of Agreements, Contracts, Options and Warrants dated as of December 31, 1997.

         C. Sun and the Company wish to amend the Agreement as hereinafter set forth.

         D. Capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements below, the adequacy and receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. Section 3 of the Agreement is hereby deleted in its entirety and the following is hereby substituted in its place:

              3. COMPENSATION. In consideration for the services to be provided by Sun under this Agreement, Sun shall receive a fee for each Contract originated by Sun equal to 1% of the principal amount of the loan covered by such Contract, payable at the time such loan is funded. Sun will be eligible to receive up to 330,000 options to purchase shares of the Company's common stock (the "Participants Options"), provided Sun satisfies certain requirements described below. Sun will be entitled to receive customary site rents and brokerage fees in connection with the resale of foreclosed homes.

         2. Except as amended hereby, the Agreement and all of its terms and provisions shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties have executed this Assignment as of
April 1, 1999.

                                     SUN COMMUNITIES OPERATING
                                     LIMITED PARTNERSHIP, a Michigan
                                     limited partnership

                                     By:     Sun Communities, Inc., a Maryland
                                             corporation,  its general partner

                                             By:
                                                -------------------------------

                                             Its:
                                                 ------------------------------



                                     BINGHAM FINANCIAL SERVICES
                                     CORPORATION, a Michigan corporation

                                     By:
                                        ---------------------------------------

                                     Its:
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